Exhibit 23.2


      | PARKS, TSCHOPP,                             2600 Maitland Center Parkway
PTWO  | WHITCOMB                                                       Suite 330
----  | & ORR,                                           Maitland, Florida 32751
      | P.A.                                            Telephone:  407 875-2760
      | Certified Public Accountants                          Fax:  407 875-2762





The Board of Directors
Access Power, Inc.:


We consent to the use of our report  dated  March 13,  2001 in the  Registration
Statement on Form SB-2 and related Prospectus of Access Power, Inc. for the registration of 261,752,562 shares of its common stock, and to the reference to our firm under the heading "Experts" therein.


PARKS, TSCHOPP, WHITCOMB & ORR, P.A.


/s/ Parks, Tschopp, Whitcomb & Orr, P.A.

Maitland, Florida
April 6, 2001